UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022

(Exact name of registrant as specified in its charter)

Delaware	001-39320	36-3161078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois	60631-3655
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (708) 831-7483

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	FMBI	The NASDAQ Stock Market

Depositary shares, each representing a 1/40th interest in a share of 7.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FMBIP	The NASDAQ Stock Market

Depositary shares, each representing a 1/40th interest in a share of 7.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C	FMBIO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04         Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Immediately following the proposed merger (the “Merger”) of First Midwest Bancorp, Inc. (“First Midwest”) and Old National Bancorp (“Old National”) pursuant to the Agreement and Plan of Merger, dated as of May 30, 2021, by and between First Midwest and Old National (the “Merger Agreement”), each share of common stock, par value $0.01 per share, of First Midwest (“First Midwest common stock”) held in the First Midwest Bancorp, Inc. Savings and Profit Sharing Plan (the “First Midwest 401(k) Plan”) will be converted into the right to receive 1.1336 shares of common stock, no par value per share, of Old National (“Old National common stock”). The transaction is described in more detail in First Midwest’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 2, 2021.

To prepare for the closing of the Merger and subsequent share exchange, there will be a required blackout period commencing before the Merger closing and ending after its completion. During the blackout period, any and all transactions into or out of First Midwest common stock will be restricted and participants in the First Midwest 401(k) Plan will not be able to direct any transactions into or out of First Midwest common stock in their First Midwest 401(k) Plan account or process any transaction requests involving such First Midwest common stock. After the blackout period ends, First Midwest common stock in the First Midwest 401(k) Plan will have been converted into Old National common stock and, at participants’ discretion, they can resume directing transactions into and out of Old National common stock. First Midwest will be instituting a corresponding blackout period with respect to the First Midwest Bancorp, Inc. Non-Qualified Retirement Plan, as well as the First Midwest Bancorp, Inc. Deferred Compensation Plan for Nonemployee Directors.

The Merger is expected to occur after the close of business and after the end of regular trading hours on the NASDAQ Stock Market on February 15, 2022, subject to the satisfaction or waiver of the remaining closing conditions set forth in the Merger Agreement. Based on that expected closing date, the First Midwest 401(k) Plan blackout period will begin at 1:00 p.m. Central Time on Wednesday, February 9, 2022 and will not end until Tuesday, February 22, 2022, or as soon as administratively practicable thereafter. The exact dates for the blackout period, as well as the duration of the blackout period, could change, be advanced or be extended.

Pursuant to the SEC’s Regulation BTR, a corresponding blackout period will be imposed on all of First Midwest’s directors and executive officers with respect to equity securities acquired in connection with their service to First Midwest. Concurrently with the filing of this Current Report on Form 8-K, First Midwest is sending a notice to its directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the SEC’s Regulation BTR informing them of the First Midwest 401(k) Plan blackout period, during which time they will be prohibited from engaging in transactions in First Midwest equity securities acquired in connection with their service to First Midwest and its subsidiaries (the “Notice”). A copy of the Notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached as Exhibit 99.1 and incorporated herein by reference. Due to the timing of the receipt of the final regulatory approval required for the completion of the Merger, First Midwest has reasonably determined that it is unable to provide 15 days’ advance notice of the blackout period to its directors and executive officers and is providing the Notice as soon as reasonably practicable.

Inquiries concerning the First Midwest 401(k) Plan blackout period may be directed, without charge, to Mr. Nicholas J. Chulos, Executive Vice President, General Counsel and Corporate Secretary, First Midwest Bancorp, Inc., 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60622, or by telephone at (708) 831-7260.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Notice Regarding Blackout Period and Regulation BTR Trading Restrictions, dated as of February 2, 2022.

104	Cover Page Interactive Data – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2022	FIRST MIDWEST BANCORP, INC.

	By:	/s/ Nicholas J. Chulos
	Name:	Nicholas J. Chulos
	Title:	Executive Vice President, General Counsel and Corporate Secretary